Exhibit 99.1

SuRo Capital Corp. Reports Third Quarter 2021 Financial Results

Net Asset Value of $14.79 Per Share as of September 30, 2021

Board of Directors Declares $2.00 Per Share Dividend

SAN FRANCISCO, CA, November 3, 2021 (GLOBE NEWSWIRE) – SuRo Capital Corp. (“SuRo Capital”, the “Company”, “we”, “us”, and “our”) (Nasdaq: SSSS) today announced its financial results for the quarter ended September 30, 2021. Net assets totaled approximately $425.8 million, or $14.79 per share, at September 30, 2021, inclusive of a $2.25 per share dividend declared and paid during the third quarter, as compared to $16.56 per share at June 30, 2021 and $12.46 per share at September 30, 2020.

“This quarter, SuRo Capital again reached its highest dividend-adjusted NAV since inception driven by four completed or announced SPAC mergers, two completed or announced IPOs, and two completed acquisitions. These major milestones for our portfolio companies create significant present and future value for our shareholders and allow SuRo Capital to deploy meaningful capital in new and exciting investment opportunities,” said Mark Klein, Chairman and Chief Executive Officer of SuRo Capital.

Mr. Klein continued, “As we deploy this capital, we continue to maintain a selective and robust investment pipeline. During the third quarter, we added seven new companies to our investment portfolio, including Orchard Technologies, Inc., Varo Money, Inc., and PayJoy, Inc. We continue to be opportunistic in seeking out compelling high-growth companies.”

“Consistent with our desire to be shareholder friendly and our continued practice of distributing realized gains, on November 2, 2021, SuRo Capital’s Board of Directors declared a $2.00 per share dividend to shareholders and approved an extension of the Share Repurchase Program to October 31, 2022. The dividend will be payable on December 30, 2021, to shareholders of record on November 17, 2021. Our Board is offering shareholders the option to elect to take as much as 100% of their dividend in stock and has capped the aggregate cash dividend to 50% of the total dividend payable. This brings the aggregate dividends declared or paid in 2021 to $7.25 per share,” said Mr. Klein.

Investment Portfolio as of September 30, 2021

At September 30, 2021, SuRo Capital held positions in 39 portfolio companies with an aggregate fair value of approximately $315.8 million. The Company’s top five portfolio company investments accounted for approximately 54% of the total portfolio at fair value as of September 30, 2021.

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Top Five Investments as of September 30, 2021

Portfolio Company ($ in millions)	Cost Basis	Fair Value	% of Total Portfolio
Course Hero, Inc.	$5.0	$71.7	22.7%
Coursera, Inc.	9.4	47.8	15.1
Forge Global, Inc.	2.5	20.4	6.4
Nextdoor, Inc.	10.0	16.2	5.1
Blink Health, Inc.	15.0	15.0	4.8
Total	$42.0	$171.0	54.1%

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Note: Total may not sum due to rounding.

Third Quarter 2021 Investment Portfolio Activity

During the three months ended September 30, 2021, SuRo Capital made the following new investments:

Portfolio Company	Investment	Transaction Date	Amount
Orchard Technologies, Inc.	Series D Preferred Shares	8/9/2021	$10.0 million
Varo Money, Inc.	Common Shares	8/11/2021	$10.0 million
PayJoy, Inc.	Preferred Shares	7/23/2021	$2.5 million
True Global Ventures 4 Plus Pte Ltd	Limited Partner Fund Investment	8/27/2021	$0.7 million(1)
YouBet Technology, Inc. (d/b/a PickUp)	Series Seed-2 Preferred Shares	8/26/2021	$0.5 million
AltC Sponsor LLC(2)	Share Units	7/21/2021	$0.3 million

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(1)	As of September 30, 2021, $0.7 million of a $2.0 million capital commitment to True Global Ventures 4 Plus Fund LP had been called and funded.
(2)	AltC Sponsor LLC is the sponsor of AltC Acquisition Corp., a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

During the three months ended September 30, 2021, SuRo Capital funded the following follow-on investment:

Portfolio Company	Investment	Transaction Date	Amount
Architect Capital PayJoy SPV, LLC	Membership Interest in Lending SPV	Various	$7.4 million(1)

____________________

(1)	As of September 30, 2021, the total $10.0 million capital commitment to Architect Capital PayJoy SPV LLC had been called and funded.

During the three months ended September 30, 2021, SuRo Capital exited or received proceeds from the following investments:

Portfolio Company	Transaction Date	Shares Sold	Average Net Share Price(1)	Net Proceeds	Realized Gain
Coursera, Inc.(2)	Various	837,181	$39.12	$32.8 million	$28.6 million
CUX, Inc. (d/b/a CorpU)	8/24/2021	N/A	N/A	$6.0 million(3)	$2.0 million(3)
Clever, Inc.	9/3/2021	N/A	N/A	$3.0 million(4)	$1.0 million(4)
Residential Homes For Rent, LLC (d/b/a Second Avenue)(5)	Various	N/A	N/A	$0.3 million	$-
Palantir Lending Trust SPV I(6)	Various	N/A	N/A	$0.3 million	$0.3 million

__________________

(1)	The average net share price is the net share price realized after deducting all commissions and fees on the sale(s), if applicable.
(2)	As of September 30, 2021, SuRo Capital held 1,509,090 remaining Coursera common shares.
(3)	Net proceeds includes approximately $0.3 million in additional proceeds currently held in escrow.
(4)	On September 3, 2021, Clever, Inc. completed its sale to Kahoot! ASA. In connection with this transaction, SuRo Capital received 61,367 common shares in Kahoot! ASA in addition to cash proceeds and amounts currently held in escrow. As of September 30, 2021, SuRo Capital's common shares in Kahoot! ASA were subject to certain lock-up restrictions. Net proceeds includes approximately $0.7 million additional proceeds currently held in escrow.
(5)	As of September 30, 2021, $1.1 million has been received from Residential Homes For Rent, LLC (d/b/a Second Avenue) related to the 15% term loan due December 23, 2023. Of the cumulative proceeds received, $0.8 million repaid a portion of the outstanding principal and $0.3 million was attributed to interest.
(6)	During the quarter ended September 30, 2021, 100,000 of the Class A common shares of Palantir Technologies, Inc. that comprised the beneficial equity interest in underlying shares were sold. As of September 30, 2021, 512,290 unrestricted Class A common shares remain in Palantir Lending Trust SPV I. The realized gain from SuRo Capital's investment in Palantir Lending Trust SPV I is generated by the proceeds from the sale of shares collateralizing the repaid promissory note to Palantir Lending Trust SPV I and attributable to the Equity Participation in Underlying Collateral.

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Subsequent to quarter-end through November 2, 2021, SuRo Capital funded the following new investment:

Portfolio Company	Investment	Transaction Date	Amount
Rebric, Inc. (d/b/a Compliable)	Series Seed-4 Preferred Shares	10/12/2021	$1.0 million

Subsequent to quarter-end through November 2, 2021, SuRo Capital exited or received proceeds from the following investments:

Portfolio Company	Transaction Date	Shares Sold	Average Net Share Price(1)	Net Proceeds	Realized Gain
Coursera, Inc.(2)	Various	1,409,090	$34.42	$48.5 million	$40.8 million
Skillsoft, Inc.(3)	Various	18,157	$12.63	$0.2 million	<$0.1 million
Residential Homes For Rent, LLC (d/b/a Second Avenue)(4)	10/22/2021	N/A	N/A	$0.1 million	$-

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(1)	The average net share price is the net share price realized after deducting all commissions and fees on the sale(s), if applicable.
(2)	As of November 2, 2021, SuRo Capital held 100,000 remaining Coursera common shares. The remainder of our Coursera position is anticipated to be exited prior to the filing of our Form 10-Q for the quarter ended September 30, 2021.
(3)	As of November 2, 2021, SuRo Capital held 981,843 remaining Skillsoft common shares.
(4)	As of November 2, 2021, $1.2 million has been received from Residential Homes For Rent, LLC (d/b/a Second Avenue) related to the 15% term loan due December 23, 2023. Of the cumulative proceeds received, $0.8 million repaid a portion of the outstanding principal and $0.3 million was attributed to interest.

Third Quarter 2021 Financial Results

	Quarter Ended September 30, 2021		Quarter Ended September 30, 2020
	$ in millions	per share(1)	$ in millions	per share(1)

Net investment loss	$(2.2)	$(0.08)	$(2.6)	$(0.15)

Net realized gain on investments	32.5	0.93	2.4	0.13

Net change in unrealized appreciation/(depreciation) of investments	(15.0)	(0.61)	16.1	0.91

Net change in net assets resulting from operations – basic(2)	$15.2	$0.24	$15.9	$0.89

Dividends declared	(59.8)	(2.25)	(7.6)	(0.40)

Issuance of common stock from stock dividend	30.2	0.22	-	-

Issuance of common stock from public offering	-	-	49.9	0.24

Issuance of common stock from conversion of 4.75% Convertible Notes due 2023	-	-	1.8	(0.11)

Stock-based compensation	0.5	0.02	-	-

Increase/(decrease) in net asset value(2)	$(13.8)	$(1.77)	$60.0	$0.62

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(1)	Based on weighted-average number of shares outstanding for the relevant period.
(2)	Totals may not sum due to rounding.

Weighted-average common basic shares outstanding were approximately 27.6 million and 17.8 million for the quarters ended September 30, 2021 and 2020, respectively. As of September 30, 2021, there were 28,781,016 shares of the Company’s common stock outstanding.

SuRo Capital’s liquid assets were approximately $180.8 million as of September 30, 2021, consisting of cash and securities of publicly traded portfolio companies not subject to lock-up restrictions at quarter end.

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2021 Dividend Declarations

On January 26, 2021, SuRo Capital’s Board of Directors declared a dividend of $0.25 per share paid on February 19, 2021 to the Company’s common stockholders of record as of the close of business on February 5, 2021. The dividend was paid in cash.

On March 8, 2021, SuRo Capital’s Board of Directors declared a dividend of $0.25 per share paid on April 15, 2021 to the Company’s common stockholders of record as of the close of business on March 30, 2021. The dividend was paid in cash.

On May 4, 2021, SuRo Capital’s Board of Directors declared a dividend of $2.50 per share paid on June 30, 2021 to the Company’s common stockholders of record as of the close of business on May 18, 2021. The dividend was paid in cash and shares of the Company’s common stock.

On August 3, 2021, SuRo Capital’s Board of Directors declared a dividend of $2.25 per share paid on September 30, 2021 to the Company’s common stockholders of record as of the close of business on August 18, 2021. The dividend was paid in cash and shares of the Company’s common stock.

On November 2, 2021, SuRo Capital’s Board of Directors declared a dividend of $2.00 per share payable on December 30, 2021 to the Company’s common stockholders of record as of the close of business on November 17, 2021. As described more fully below, the dividend will be paid in cash or shares of the Company's common stock at the election of shareholders, although the total amount of cash to be distributed to all shareholders will be limited to no more than 50% of the total dividend to be paid to all shareholders. Please see “Certain Information Regarding the Dividends” below for more information.

Share Repurchase Program

On October 27, 2021, the Company's Board of Directors approved an extension of the Share Repurchase Program until the earlier of (i) October 31, 2022 or (ii) the repurchase of $40.0 million in aggregate amount of the Company's common stock.

Under the Share Repurchase Program, the Company may repurchase its outstanding common stock in the open market provided that it complies with the prohibitions under its insider trading policies and procedures and the applicable provisions of the Investment Company Act of 1940, as amended, and the Securities Exchange Act of 1934, as amended.

Conference Call and Webcast

Management will hold a conference call and webcast for investors on November 3, 2021 at 2:00 p.m. PT (5:00 p.m. ET). The conference call access number for U.S. participants is (323) 794-2423, and the conference call access number for participants outside the U.S. is (800) 289-0438. The conference ID number for both access numbers is 7302661. Additionally, interested parties can listen to a live webcast of the call from the "Investor Relations" section of SuRo Capital’s website at www.surocap.com. An archived replay of the webcast will also be available for 12 months following the live presentation.

A replay of the conference call may be accessed until 5:00 p.m. PT (8:00 p.m. ET) on November 10, 2021 by dialing (888) 203-1112 (U.S.) or +1 (719) 457-0820 (International) and using conference ID number 7302661.

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Certain Information Regarding the Dividends

On November 2, 2021, our Board of Directors declared a dividend of $2.00 per share payable on December 30, 2021 to the Company’s common stockholders of record as of the close of business on November 17, 2021. As described more fully below, the dividend will be paid in cash or shares of the Company's common stock at the election of registered shareholders, although the total amount of cash to be distributed to all shareholders will be limited to no more than 50% of the total dividend to be paid to all shareholders. This dividend is being made in accordance with certain applicable Treasury regulations, and guidance issued by the Internal Revenue Service (“IRS”) that allow a publicly-traded regulated investment company to satisfy its distribution requirements from a distribution paid partly in common stock provided certain other requirements are satisfied.

Each registered shareholder will have the opportunity to elect to receive the dividend in cash or in shares of the Company's common stock. Registered shareholders electing to receive the dividend in shares of the Company's common stock will receive their entire dividend in the form of shares of the Company's common stock regardless of the elections made by any other shareholders. However, the total amount of cash to be distributed to all shareholders electing to receive their dividends in cash will be limited to no more than 50% of the total amount to be distributed to all shareholders. In the event the amount of cash to be distributed to all shareholders electing to receive the dividend in cash would exceed 50% of the total dividend, each registered shareholder electing to receive cash will receive a pro rata portion of the total cash to be distributed based on the number of shares held by each such shareholder. The remainder of the dividend in excess of a shareholder's pro rata share of the total amount of cash to be distributed will be paid in the form of shares of the Company's common stock. The number of shares of our common stock to be issued to shareholders receiving all or a portion of the dividend in shares of our common stock will be based on the volume weighted average price per share of our common stock on the Nasdaq Capital Market on November 10, 11, and 12, 2021, less $2.00 to reflect the declared dividend.

The Company will cause to be mailed an election form to receive cash or common stock only to registered shareholders promptly after the November 17, 2021 record date. Registered shareholders are those shareholders who own their stock directly and not through a bank, broker, or nominee. The completed election form must be received by SuRo Capital Corp.'s transfer agent, American Stock Transfer, prior to 5:00 p.m. (EST) on December 17, 2021. Registered shareholders with questions regarding the dividend may call American Stock Transfer at (800) 937-5449. Registered shareholders who do not make an election will be deemed to have elected to receive 100% of their dividend in shares of the Company's common stock.

Registered shareholders participating in the Company's dividend reinvestment plan will also receive an election form. The investment feature of the dividend reinvestment plan will be suspended for this distribution and will be reinstated after this distribution has been completed.

Shareholders who hold their shares through a bank, broker, or nominee will not receive an election form from the Company and should contact their bank, broker, or nominee for instructions on how to make an election. Shareholders who hold their shares through a bank, broker, or nominee are encouraged to contact their bank, broker, or nominee and inform them of the election that should be made on the shareholder’s behalf. If a shareholder’s bank, broker, or nominee, on the shareholder’s behalf, does not timely return a properly completed Election Form by the Election Date, the shareholder will have been deemed to have elected to receive 100% of the Dividend in the form of shares of our common stock.

For each of those shareholders who holds shares of SuRo Capital common stock through a bank, broker, or nominee, the shares of our common stock and cash to which such shareholder is entitled will be delivered by the transfer agent through The Depository Trust Company to such shareholder’s bank, broker, or nominee. The bank, broker or nominee will then allocate the shares and cash into such shareholder’s individual account.

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Regardless of whether a shareholder receives the dividend in cash, stock, or some combination of cash and stock, the entire amount of this dividend will be fully taxable to shareholders and SuRo Capital Corp. will report the actual tax characteristics of each year's dividends annually to shareholders and the IRS on Form 1099-DIV.

The date of declaration and amount of any dividends, including any future dividends, are subject to the sole discretion of SuRo Capital’s Board of Directors. The aggregate amount of the dividends declared and paid by SuRo Capital will be fully taxable to stockholders. The tax character of SuRo Capital’s dividends cannot be finally determined until the close of SuRo Capital’s taxable year (December 31). SuRo Capital will report the actual tax characteristics of each year’s dividends annually to stockholders and the IRS on Form 1099-DIV subsequent to year-end.

Registered stockholders with questions regarding declared dividends may call American Stock Transfer at (800) 937-5449. Shareholders who hold their shares through a bank, broker, or nominee are encouraged to contact their bank, broker, or nominee for additional details on how their bank, broker, or nominee will process the election on their behalf. Shareholders can find additional information regarding this dividend in the "Investor Relations" section of SuRo Capital’s website at www.surocap.com.

Forward-Looking Statements

Statements included herein, including statements regarding SuRo Capital's beliefs, expectations, intentions, or strategies for the future, may constitute "forward-looking statements". SuRo Capital cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements. All forward-looking statements involve a number of risks and uncertainties, including the impact of the COVID-19 pandemic and any market volatility that may be detrimental to our business, our portfolio companies, our industry, and the global economy, that could cause actual results to differ materially from the plans, intentions, and expectations reflected in or suggested by the forward-looking statements. Risk factors, cautionary statements, and other conditions which could cause SuRo Capital's actual results to differ from management's current expectations are contained in SuRo Capital's filings with the Securities and Exchange Commission. SuRo Capital undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this press release.

About SuRo Capital Corp.

SuRo Capital Corp. (Nasdaq: SSSS) is a publicly traded investment fund that seeks to invest in high-growth, venture-backed private companies. The fund seeks to create a portfolio of high-growth emerging private companies via a repeatable and disciplined investment approach, as well as to provide investors with access to such companies through its publicly traded common stock. SuRo Capital is headquartered in San Francisco, CA. Connect with the company on Twitter, LinkedIn, and at www.surocap.com.

Contact

SuRo Capital Corp.

(650) 235-4769

IR@surocap.com

Media Contact

Bill Douglass

Gotham Communications, LLC

Communications@surocap.com

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SURO CAPITAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (UNAUDITED)

	September 30, 2021	December 31, 2020
ASSETS
Investments at fair value:
Non-controlled/non-affiliate investments (cost of $148,875,401 and $105,339,169, respectively)	$287,262,944	$249,804,803
Non-controlled/affiliate investments (cost of $41,240,458 and $53,865,346, respectively)	14,813,419	30,165,773
Controlled investments (cost of $19,883,894 and $7,161,412, respectively)	13,738,874	809,198
Total Portfolio Investments	315,815,237	280,779,774
Investments in U.S. Treasury bills (cost of $0 and $150,000,000, respectively)	—	150,000,000
Total Investments (cost of $209,999,753 and $316,365,927, respectively)	315,815,237	430,779,774
Cash	108,248,871	45,793,724
Proceeds receivable	295,554	—
Escrow proceeds receivable	2,416,245	852,462
Interest and dividends receivable	317,955	166,998
Deferred financing costs	314,894	297,196
Prepaid expenses and other assets(1)	1,052,509	985,550
Total Assets	428,461,265	478,875,704
LIABILITIES
Accounts payable and accrued expenses(1)	2,643,715	762,312
Accrued interest payable	—	453,803
Dividends payable	51,061	4,395,229
Payable for securities purchased	—	134,250,000
Income tax payable	—	35,850
4.75% Convertible Senior Notes due March 28, 2023(2)	—	37,395,437
Total Liabilities	2,694,776	177,292,631

Net Assets	$425,766,489	$301,583,073
NET ASSETS
Common stock, par value $0.01 per share (100,000,000 authorized; 28,781,016 and 19,914,023 issued and outstanding, respectively)	$287,810	$199,140
Paid-in capital in excess of par	320,585,587	221,802,592
Accumulated net investment loss	(47,294,574)	(40,193,778)
Accumulated net realized gain on investments, net of distributions	46,372,180	5,361,270
Accumulated net unrealized appreciation of investments	105,815,486	114,413,849
Net Assets	$425,766,489	$301,583,073
Net Asset Value Per Share	$14.79	$15.14

(1)	This balance includes a right of use asset and corresponding operating lease liability, respectively.
(2)	As of September 30, 2021, the 4.75% Convertible Senior Notes due March 28, 2023 had been fully converted into the Company's common stock or redeemed in cash by the Company. As of December 31, 2020, the 4.75% Convertible Senior Notes due March 28, 2023 (effective interest rate of 5.57%) had a face value $38,215,000.

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SURO CAPITAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
INVESTMENT INCOME
Non-controlled/non-affiliate investments:
Interest income	$138,072	$284,357	$450,768	$500,568
Dividend income	275,844	—	426,688	50,000
Non-controlled/affiliate investments:
Interest income/(reversal of accrued interest)	—	—	—	(29,184)
Dividend income	—	123,750	102,632	180,000
Controlled investments:
Interest income	110,000	—	110,000	—
Dividend income	—	—	—	200,000
Total Investment Income	523,916	408,107	1,090,088	901,384
OPERATING EXPENSES
Compensation expense(2)	1,500,061	1,030,239	4,139,263	4,960,679
Directors’ fees(3)	368,281	111,250	590,781	333,750
Professional fees	604,475	714,345	2,107,158	2,532,183
Interest expense	—	555,935	504,793	1,697,962
Income tax expense	(1,975)	(1,657)	7,648	46,598
Other expenses	276,552	585,886	841,241	1,590,044
Total Operating Expenses	2,747,394	2,995,998	8,190,884	11,161,216
Net Investment Loss	(2,223,478)	(2,587,891)	(7,100,796)	(10,259,832)
Realized Gain on Investments:
Non-controlled/non-affiliated investments	30,601,821	2,378,390	170,413,151	9,332,643
Non-controlled/affiliate investments	1,893,839	—	1,893,839	—
Net Realized Gain on Investments	32,495,660	2,378,390	172,306,990	9,332,643
Change in Unrealized Appreciation/(Depreciation) of Investments:
Non-controlled/non-affiliated investments	9,252,577	17,027,314	(6,078,092)	24,304,146
Non-controlled/affiliate investments	(24,389,188)	(997,872)	(2,727,465)	(9,503,443)
Controlled investments	112,833	100,000	207,194	185,000
Net Change in Unrealized Appreciation/(Depreciation) of Investments	(15,023,778)	16,129,442	(8,598,363)	14,985,703
Net Change in Net Assets Resulting from Operations	$15,248,404	$15,919,941	$156,607,831	$14,058,514
Net Change in Net Assets Resulting from Operations per Common Share:
Basic	$0.55	$0.89	$6.39	$0.82
Diluted(1)	$0.55	$0.76	$6.11	$0.75
Weighted-Average Common Shares Outstanding
Basic	27,619,062	17,795,538	24,506,181	17,208,723
Diluted(1)	27,619,062	21,598,403	25,705,099	21,087,926

(1)	For the three months ended September 30, 2021, there were no potentially dilutive securities outstanding. For the nine months ended September 30, 2021 and the three and nine months ended September 30, 2020, 0 potentially dilutive common shares were excluded from the weighted-average common shares outstanding for diluted net change in net assets resulting from operations per common share because the effect of these shares would have been antidilutive.
(2)	For the nine months ended September 30, 2020, this balance includes $1,962,431 of accelerated recognition of compensation cost related to the cancellation of unvested options on April 28, 2020.
(3)	For the three and nine months ended September 30, 2021, this balance includes $209,360 of stock-based compensation expense related to the 2020 annual non-employee director grants.

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SURO CAPITAL CORP. AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Per Basic Share Data
Net asset value at beginning of the year	$16.56	$11.84	$15.14	$11.38
Net investment loss(1)	(0.08)	(0.15)	(0.29)	(0.60)
Net realized gain on investments(1)	0.93	0.13	7.03	0.54
Net change in unrealized appreciation/(depreciation) of investments(1)	(0.61)	0.91	(0.35)	0.87
Dividends declared	(2.25)	(0.40)	(5.25)	(0.40)
Issuance of common stock from stock dividend	0.22	—	0.38	—
Issuance of common stock from public offering	—	0.24	—	0.30
Issuance of common stock from conversion of 4.75% Convertible Notes due 2023(1)	—	(0.11)	(1.91)	(0.11)
Repurchase of common stock	—	—	—	0.36
Stock-based compensation(1)	0.02	—	0.04	0.12
Net asset value at end of period	$14.79	$12.46	$14.79	$12.46
Per share market value at end of period	$12.91	$10.56	$12.91	$10.56
Total return based on market value(2)	30.46%	24.68%	71.32%	61.22%
Total return based on net asset value(2)	2.90%	5.24%	32.36%	9.49%
Shares outstanding at end of period	28,781,016	20,284,811	28,781,016	20,284,811
Ratios/Supplemental Data:
Net assets at end of period	$425,766,489	$252,712,769	$425,766,489	$252,712,769
Average net assets	$427,927,307	$205,006,043	$389,106,239	$191,342,719
Ratio of net operating expenses to average net assets(3)	2.41%	5.81%	2.81%	7.45%
Ratio of net investment loss to average net assets(3)	(1.92)%	(5.02)%	(2.43)%	(6.82)%
Portfolio Turnover Ratio	10.03%	1.37%	23.93%	8.04%

(1)	Based on weighted-average number of shares outstanding for the relevant period.
(2)	Total return based on market value is based upon the change in market price per share between the opening and ending market values per share in the period, adjusted for dividends and equity issuances. Total return based on net asset value is based upon the change in net asset value per share between the opening and ending net asset values per share in the period, adjusted for dividends and equity issuances.

(3)	Financial highlights for periods of less than one year are annualized and the ratios of operating expenses to average net assets and net investment loss to average net assets are adjusted accordingly. Significant and material non-recurring expenses are not annualized. For the three and nine months ended September 30, 2021, the Company excluded $199,452 and $100,274 of non-recurring expenses, respectively. For the three and nine months ended September 30, 2020, the Company excluded $0 and $1,962,431 of non-recurring expenses, respectively. Because the ratios are calculated for the Company’s common stock taken as a whole, an individual investor’s ratios may vary from these ratios.

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